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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


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FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934






	GENESIS ENERGY, L.P.
	(Exact name of registrant as specified in its charter)




	Delaware	        1-12295	76-0513049
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	File Number)	Identification No.)




	500 Dallas, Suite 2500, Houston, Texas	77002
	(Address of principal executive offices)	(Zip Code)


	(713) 860-2500
	(Registrant's telephone number, including area code)



Securities registered pursuant to Section 12(b) of the Act:

		Name of Each Exchange
	Title of Each Class	on Which Registered
     --------------------		  ---------------------

	Common Units representing limited
        partner interests	American Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
NONE


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Item 1.  Description of Registrant's Securities to be Registered.

This statement relates to the registration of common units (the "Common Units") of Genesis Energy, L.P., a Delaware limited partnership ("Genesis"), on the American Stock Exchange ("AMEX"). Such units are presently listed for trading on the New York Stock Exchange, Inc. ("NYSE"). Upon the commencement of trading of the Common Units on the AMEX, Genesis intends to withdraw its inclusion of the Common Units on NYSE.

A description of the Common Units is included in the Definitive Proxy Statement on Schedule 14A dated October 18, 2000, filed with the Securities and Exchange Commission ("SEC") on October 19, 2000, under "Description of the Units - After". As of January 26, 2001, there were 8,623,916 Common Units issued and outstanding. Genesis also holds 1,084 Common Units in its treasury.

Item 2.  Exhibits.

The following exhibits to this Registration Statement of Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the SEC.

1. Certificate of Limited Partnership of Genesis Energy, L.P. (incorporated by reference to exhibit 3.1 to Registration Statement, File No. 333-11545), as amended, filed with the SEC on September 6, 1996.

2. Second Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., dated December 7, 2000.

3. Definitive Proxy Statement on Schedule 14A dated October 18, 2000, filed with the SEC on October 19, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

							GENESIS ENERGY, L.P.
							(A Delaware Limited Partnership)

							By:	GENESIS ENERGY, L.L.C., as
								General Partner


Date:  January 30, 2001				By:	  /s/  Ross A. Benavides
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							Ross A. Benavides
							Chief Financial Officer